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                                                                Exhibit 23.1


                                     AUDITORS' CONSENT
                                     _________________



The Board of Directors
Payless Cashways, Inc.:


We consent to incorporation by reference in the registration statements on Form S-8 and Form S-3 of Payless Cashways, Inc. of our audit reports dated January 7, 1994, relating to the consolidated balance sheets of Payless Cashways, Inc. and subsidiary as of November 27, 1993 and November 28, 1992, and the related consolidated statements of operations, shareholders' equity, and cash flows and related schedules for each of the fiscal years in the three-year period ended November 27, 1993, which report appears in the November 27, 1993 annual report on Form 10-K of Payless Cashways, Inc. Our reports refer to a change in the accounting for postretirement benefits other than pensions in fiscal 1992.




                                                   s/KPMG Peat Marwick
                                                   ___________________

                                                   KPMG Peat Marwick


Kansas City, Missouri
February 16, 1994